SECOND AMENDMENT TO LOAN AGREEMENT


         THIS SECOND AMENDMENT TO LOAN AGREEMENT (this "Amendment") is entered into as of the 11th day of March, 1999 by and among LaSalle National Bank, a national banking association ("Bank"), and each of K-V Pharmaceutical Company, a Delaware corporation ("K-V"), Particle Dynamics, Inc., a New York corporation, and Ethex Corporation, a Missouri corporation (collectively, the "Borrowers").

                              W I T N E S S E T H:

         WHEREAS, Bank and Borrowers entered into that certain Loan Agreement dated as of June 18, 1997, as amended by that certain First Amendment to Loan Agreement dated as of October 28, 1998 (collectively, the "Agreement"), and now desire to amend such Agreement pursuant to this Amendment to, among other things, advance a new secured term loan to K-V in the original principal amount of Two Million Three Hundred Thousand Dollars ($2,300,000) and (ii) modify certain financial covenants.

         NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:

         1. Incorporation of the Agreement. All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Agreement, and the Agreement, to the extent not inconsistent with this Amendment, is incorporated herein by this reference as though the same were set forth in its entirety. To the extent any terms and provisions of the Agreement are inconsistent with the amendments set forth in Paragraph 2 below, such terms and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

         2. Amendment of the Agreement. The Agreement is hereby amended as follows:

         (a) The definitions of the terms "Lakefront Drive Property", "Metro Court Properties", "Term Loan A", "Term Loan B", "Term Loan Commitment A", "Term Loan Commitment B", "Term Note A", "Term Note B" and "Term Notes" are hereby added to the Agreement in Paragraph 1.1 to read in their entirety as follows:

                  "Lakefront Drive Property" means that certain parcel of real property owned by K-V located at 13622 Lakefront Drive, St. Louis, Missouri.

                  "Metro Court Properties" means those certain parcels of real property owned by K-V located at 10850-10862 Metro Court and 10876-10888 Metro Court, respectively, in the City of Maryland Heights, St. Louis County, Missouri.


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                  "Term Loan A" means all Loans made under Term Loan  Commitment
         A.

                  "Term Loan B" means all Loans made under Term Loan  Commitment
         B.

                  "Term Loan Commitment A" shall have the meaning assigned to such term in Paragraph 2.2(a) hereof.

                  "Term Loan Commitment B" shall have the meaning assigned to such term in Paragraph 2.2(b) hereof.

                  "Term Note A" means that certain Term Note dated as of June 28, 1997 in the original principal amount of THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($3,500,000), payable by K-V to Bank, as the same may be amended, modified or supplemented from time to time, and together with any renewals thereof or exchanges or substitutes therefor.

                  "Term Note B" means that certain Term Note B dated as of March 11, 1999 in the original principal amount of TWO MILLION THREE HUNDRED THOUSAND DOLLARS ($2,300,000), payable by K-V to Bank, as the same may be amended, modified or supplemented from time to time, and together with any renewals thereof or exchanges or substitutes therefor.

                  "Term Note" or "Term Notes" means collectively, Term Note A and Term Note B, unless the context shall otherwise require.

         (b) The definition of the terms "Assignment of Rents", "Environmental Indemnity Agreement", "Fixed Rate", "Mortgaged Properties", "Mortgages", "Notes", "Term Loan" and "Term Loan Maturity Date" appearing in Paragraph 1.1 of the Agreement are hereby amended and restated to read in their entirety as follows:

                  "Assignment of Rents" means those certain Assignments of Rents and Leases between K-V and Bank for each of the Mortgaged Properties, each dated as of June 28, 1997 in the case of the Metro Court Properties and March 11, 1999 in the case of the Lakefront Property, as each of the same may be amended, modified or restated from time to time.

                  "Environmental Indemnity Agreement" means those certain Environmental Indemnity Agreements between K-V and Bank for each of the Mortgaged Properties, dated as of June 28, 1997 in the case of the Metro Court Properties and March 11, 1999 in the case of the Lakefront Property, as the same may be amended, modified or restated from time to time.

                  "Fixed Rate" means (a) eight and 53/100 percent (8.53%) with respect to Term Note A and (b) seven 95/100 percent (7.95%) with respect to Term Note B.


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

                  "Mortgaged Properties" means the Metro Court Properties and the Lakefront Property in which K-V has granted a first priority security interest to Bank pursuant to each of the Mortgages.

                  "Mortgages" means each of those certain Deeds of Trust made by K-V in favor of Bank for each of the Mortgaged Properties dated as of June 28, 1997 with respect to the Metro Court Properties and that certain Deed of Trust dated as of March 11, 1999 with respect to the Lakefront Property, as each of the same may be amended, restated or modified from time to time.

                  "Notes" means, collectively, the Revolving Note, Term Note A and Term Note B.

                  "Term Loan" means, collectively, Term Loan A and Term Loan B, unless the context in which such term is used shall otherwise require.

                  "Term Loan Maturity Date" means: (i) with respect to Term Loan A, the earlier to occur of (A) ninety (90) days after Bank has indicated in writing to K-V that it is unwilling to renew the Revolving Credit Commitment at the maturity thereof, (B) ninety (90) days after Borrowers refinance the Revolving Loans with any other Person, and (C) June 18, 2002; and (ii) with respect to Term Loan B, the earlier to occur of (A) ninety (90) days after Bank has indicated in writing to K-V that it is unwilling to renew the Revolving Credit Commitment at the maturity thereof, (B) ninety (90) days after Borrowers refinance the Revolving Loans with any other Person, and (C) March 11, 2004.

         (c) Paragraph 2.2 is hereby amended and restated to read in its entirety as follows:

                  2.2      Term Loan Commitments.

                           (a) Term Loan  Commitment A. On the terms and subject
                  to the conditions set forth in this Agreement, Bank has made Term Loan A to K-V in the original principal amount of THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($3,500,000) (the "Term Loan Commitment A"). Amounts borrowed in respect of Term Loan A and repaid may not be reborrowed. Term Loan A was used to purchase the Metro Court Properties and for no other purpose.

                           (b) Term Loan  Commitment B. On the terms and subject
                  to the conditions set forth in this Agreement, Bank agrees to make Term Loan B to K-V in the original principal amount of TWO MILLION THREE HUNDRED THOUSAND DOLLARS ($2,300,000) ("Term Loan Commitment B"). Amounts borrowed in respect of Term Loan B and repaid may not be reborrowed. Term Loan B shall be used to purchase the Lakefront Drive Property and for no other purpose.

         (d) Paragraph 2.5 is hereby deleted in its entirety.

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         (e)  Paragraph  3.2 is  hereby  amended  and  restated  to  read in its entirety as follows:

                  3.2      Term Notes.

                           (a) Term Note A. Term Loan A made by Bank  under Term
                  Loan Commitment A is evidenced by Term Note A, payable to the order of Bank in the original principal amount of THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($3,500,000). The unpaid principal amount of Term Loan A shall bear interest and be due and payable as provided in this Agreement and Term Note A. Payments to be made by K-V under Term Note A shall be made at the time, in the amounts and upon the terms set forth herein and therein.

                           (b) Term Note B.  Term Loan B made by Bank  under the
                  Term Loan Commitment B shall be evidenced by Term Note B, payable to the order of Bank in the original principal amount of TWO MILLION THREE HUNDRED THOUSAND DOLLARS ($2,300,000). The unpaid principal amount of Term Loan B shall bear interest and be due and payable as provided in this Agreement and Term Note B. Payments to be made by K-V under Term Note B shall be made at the time, in the amounts and upon the terms set forth herein and therein.

         (f) Paragraph 4.1(b) is hereby amended and restated to read in its entirety as follows:

                           (b) K-V hereby promises to pay interest on the unpaid
                  principal amount of each Term Loan at a rate per annum equal to the applicable Fixed Rate for Term Loan A or Term Loan B, as the case may be, for the period commencing on the date of such Term Loan until such Fixed Rate Loan is paid in full. Accrued interest and principal on the outstanding principal amount of each Term Loan shall be payable monthly in arrears on the last Business Day of each calendar month commencing immediately in the case of Term Loan A and April 30, 1999 in the case of Term Loan B, with a final payment of accrued and unpaid interest due on the applicable Term Loan Maturity Date. After the applicable Term Loan Maturity Date, accrued interest and principal on each such Term Loan shall be payable on demand.

         (g) Paragraph 5.11(a) is hereby amended and restated as follows:

                           5.11 Prepayment. (a) Term Loan Prepayments.  K-V may,
                  from time to time, prepay the Loan evidenced by either Term Note A or Term Note B in whole or in part prior to the date of maturity thereof and the same shall pay, subject to Paragraph
                  5.7 hereof, the Make-Whole Amount (as defined below) plus a prepayment fee for each Term Loan to be pre-paid equal to (i) two percent (2%) of the unpaid principal balance of the Term Loan to be pre-paid prior to the first (1st) anniversary of

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



                  the date  of  the  applicable  Term Note to  be pre-paid,  and
                  (ii) one percent (1%) of the unpaid principal balance of the applicable Term Loan to be pre-paid prior to the second (2nd) anniversary of the date of the applicable Term Note to be pre-paid; provided, however, that, prior to the occurrence of an Event of Default, such prepayment fee shall not be due and payable upon prepayment under circumstances where Bank has been requested by Borrowers to renew the Revolving Credit Commitment at the expiration or maturity thereof and either
                  (a) Bank has refused to do so or (b) Bank has offered such renewal upon terms materially different and adverse to Borrowers. For the purposes hereof, the "Make-Whole Amount" shall be the amount calculated as follows:

                  i. There shall first be determined, as of the date fixed for prepayment (the "Prepayment Date"), the amount, if any, by which (A) the applicable Fixed Rate of the Term Loan to be prepaid exceeds (B) the yield to maturity percentage for the United States Treasury Note (the "Treasury Note") maturing June, 2002 in the case of Term Note A and March, 2004 in the case of Term Note B, as published in The Wall Street Journal on the fifth business day preceding the Prepayment Date, plus (i) Two Hundred Twenty-Five basis points (2.25%) in the case of Term Note A, or (ii) Two
                           Hundred Fifty basis points (2.50%) in the case of Term Note B ((i) and (ii) above are referred to as the "Current Yield"). If (A) publication of The Wall Street Journal is discontinued, or (B) publication of the Treasury Note in The Wall Street Journal is discontinued, Bank, in its sole discretion, shall designate another daily financial or governmental publication of national circulation to be used to determine the applicable Current Yield;

                  ii. The difference calculated pursuant to clause (i) above shall be multiplied by the outstanding principal balance on such Term Note to be prepaid hereof as of the Prepayment Date;

                  iii. The product calculated pursuant to clause (ii) above shall be multiplied by the quotient, rounded to the nearest one-hundredth of one percent, obtained by dividing (A) the number of days from and including the Prepayment Date to and including the applicable Maturity Date on such Term Note to be prepaid, by (B) 365; and

                  iv. The sum calculated pursuant to clause (iii) above shall be discounted at the annual rate of the applicable Current Yield on such Term Note to be prepaid to the present value thereof as of the applicable Prepayment Date, on the assumption that said sum would be received in equal monthly installments on each monthly anniversary of the applicable Prepayment Date prior to the Maturity Date on such Term Note to be prepaid, with the final such installment to be deemed received on the Maturity


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                           Date on such Term Note to be prepaid;  provided  that
                           Borrowers shall not be entitled in any event to a credit against, or a reduction of, the Debt being prepaid if the applicable Current Yield on such Term Note to be prepaid exceeds the Fixed Rate or for any other reason.

         (h) The proviso at the conclusion of Paragraph 8.2(g)(iv) is amended and restated to read in its entirety as follows:

                           provided,   however,   that  the  amount  of  Capital
                  Expenditures may exceed the limits set forth above on a cumulative basis so long as the aggregate amount of Capital Expenditures are (a) made with funds other than proceeds of Funded Debt classified as current liabilities under GAAP and
                  (b) at all times not in excess of $7,900,000 plus 75% of Borrower's net income, in accordance with GAAP, for the period from the Closing Date and thereafter.

         (i) Any and all references to the "Term Note" shall refer to the "Term Notes," unless the context in which such term is used shall otherwise require.

         3. Consent Regarding Proposed Acquisition. Notwithstanding the provisions of Paragraph 8.3(b) of the Agreement to the contrary, Bank hereby consents to the acquisition by K-V of certain of the assets of Wyeth-Ayerst Laboratories, a division of American Home Products, a Delaware corporation, in accordance with the terms and conditions of that certain Asset Purchase
Agreement dated as of February 11, 1999 (the "Acquisition") and waives compliance with the provisions of Paragraphs 8.3(b) and 8.2(g)(iv) for the Acquisition only, provided (i) no Event of Default exists or would exist with the passage of time, the giving of notice or both; (ii) no more than Thirty Million Dollars ($30,000,000) of proceeds of the Revolving Credit Commitment are utilized for the Acquisition; and (iii) the Borrowers repay at least Ten Million Dollars ($10,000,000) of outstanding principal under the Revolving Credit Commitment within forty-five (45) days of the date of the initial borrowing for the Acquisition under the Revolving Credit Commitment.

         4. Representations, Covenants and Warranties; No Default. The representations, covenants and warranties set forth in Paragraph 8 of the Agreement shall be deemed remade as of the date hereof by each Borrower, except that any and all references to the Agreement in such representations and warranties shall be deemed to include this Amendment. No Event of Default has occurred and is continuing and no event has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such an Event of Default under the Agreement.

         5. Fees and Expenses. The Borrowers agree to pay on demand all costs and expenses of or incurred by Bank in connection with the evaluation, negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents executed and delivered in connection with the transactions described herein (including the filing or recording thereof), including, but not limited to, the fees and expenses of counsel for the Bank and any future amendments to the Agreement. Borrowers also agree to pay to Bank, on demand, a closing fee equal to one percent (1.0%) of the original principal amount of Term Loan Commitment B of $2,300,000, amounting to $23,000.

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         6. Delivery of Documents.  Notwithstanding any of the foregoing,  prior to entering into this Amendment, Bank shall have received from Borrowers the following fully executed documents, in form and substance satisfactory to Bank, and all of the transactions contemplated by each such document shall have been consummated or each condition contemplated by each such document shall have been satisfied:

         (a) Second Amendment to Loan Agreement;

         (b) Term Note B;

         (c) Missouri Future Advance Deed of Trust and Security Agreement for the Lakefront Drive Property;

         (d) Assignment of Rents and Leases for the Lakefront Drive Property;

         (e) Environmental Indemnity Agreement for the Lakefront Drive Property;

         (f) Certificate of Secretary of each Borrower certifying to board resolutions evidencing each Borrower's authorization of the Amendment, Term Note B, the real property collateral documents and incumbency of each Borrower;

         (g) Lender's Title Policy for the Lakefront Drive Property;

         (h) ALTA survey for the Lakefront Drive Property;

         (i) Gap-Personal Undertaking for the Lakefront Drive Property;

         (j) Officer's Certificate of each Borrower;

         (k) Officer's Certificate with respect to (i) the purchase of the Lakefront Drive Property, (ii) consummation of the Acquisition of certain of the assets of Wyeth-Ayerst Laboratories, a division of American Home Products and
(iii) true and correct copies of all documentation relating to the Acquisition;

         (l) Legal opinion of Borrowers' counsel; and

         (m) Such other documents, opinions or certificates as Bank may reasonably request.


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         7. Effectuation.  The amendments to the Agreement  contemplated by this
Amendment shall be deemed effective immediately upon the full execution of this Amendment and without any further action required by the parties hereto. There are no conditions precedent or subsequent to the effectiveness of this Amendment.

         8. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.


                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS  WHEREOF,  the parties hereto have duly executed this Second
Amendment to Loan Agreement as of the date first above written.


LASALLE NATIONAL BANK                       K-V PHARMACEUTICAL COMPANY


By:                                         By:
    --------------------------------            --------------------------------
Its:                                        Its:
    --------------------------------            --------------------------------

                                            PARTICLE DYNAMICS, INC.


                                            By:
                                                --------------------------------
                                            Its:
                                                --------------------------------

                                            ETHEX CORPORATION


                                            By:
                                                --------------------------------
                                            Its:
                                                --------------------------------